EXHIBIT 99.1
PRESS RELEASE

CMC Materials Reports Record Revenue and Record Diluted Earnings Per Share for the Full Fiscal Year 2020 and Financial Results for the Fourth Quarter of Fiscal 2020

Fourth Quarter

•Revenue of $274.2 Million, 1.6% Lower than Last Year Primarily Due to Decline in Pipeline Performance Products Revenue Due to COVID-19 Impact

•Diluted Earnings Per Share (EPS) of $1.25; Adjusted Diluted EPS1 of $1.96, 16.0% Higher than Last Year

Full Fiscal Year 2020

•Record Revenue of $1,116.3 Million, 7.6% Higher than Last Year Primarily Due to KMG Acquisition; Revenue Increased 1.5% Compared to Full Fiscal Year 2019 Pro Forma Revenue1 Primarily Due to Growth in CMP Slurries and Higher Wood Treatment Revenue

•Record Diluted EPS of $4.83, 257.8% Higher than Last Year; Record Adjusted Diluted EPS1 of $7.47, 11.0% Higher than Last Year

AURORA, IL, November 11, 2020 – CMC Materials, Inc.2 (Nasdaq: CCMP), a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies, today reported financial results for its fourth quarter and full fiscal year 2020, which ended September 30, 2020.

Key Highlights

Total revenue decreased 1.6% in the fourth quarter compared to the same quarter last year as stronger demand in CMP slurries and electronic chemicals as well as higher wood treatment revenue were offset by lower revenue in pipeline performance products and CMP pads. Net income for the quarter was $36.9 million compared to a loss of $20.2 million in the prior year primarily due to the impairment charge the company took for its strategic decision to exit the wood treatment business in the prior year. Adjusted EBITDA was $84.0 million, down 1.5% compared with the prior year. Full year revenue was a record and increased 7.6% compared to the last year primarily due to a full year of revenue from the company's acquisition of KMG Chemicals, Inc. in November of 2018, growth in CMP slurries and higher wood treatment revenue. During the year the company generated $287.3 million in cash flow from operations, and had $257.4 million of cash on hand and $921.4 million in total debt as of the end of the fiscal year.

“I am proud of our performance, delivering another year of record revenue and profitability despite the challenging and unprecedented environment caused by the COVID-19 pandemic, which demonstrates our strong execution and robust businesses. We are most grateful for the overall well-being of our employees, and I would like to thank our global teams for their dedication to driving our record results,” said David

Li, President and CEO of CMC Materials. “In fiscal 2021, we expect to see continued strong demand from our semiconductor customers driven by advanced node transitions to support new technologies including 5G, as well as improving fundamentals and demand from our pipeline customers. We also started the year with the rebranding of our company to CMC Materials, which we believe embodies our focus on delivering innovative, high value, specialty materials to our customers globally.”

1Refer to financial tables and “Use of Certain GAAP, non-GAAP Adjusted Financial Information” in the press release below for information about these non-GAAP financial measures and reconciliations of these non-GAAP measures to their most comparable GAAP measure.
2Formerly known as Cabot Microelectronics Corporation until October 1, 2020

Key Financial Information for the Fourth Quarter

•Revenue was $274.2 million, 1.6% lower than the revenue reported in the same quarter last year. Revenue was down 0.2% compared to the prior quarter primarily due to lower revenue in CMP pads and pipeline performance products, which more than offset higher revenue in CMP slurries and electronic chemicals.

•Net income was $36.9 million compared to a loss of $20.2 million last year. Adjusted net income was $58.0 million, 16.1% higher compared to adjusted net income in the prior year. Adjusted net income benefited from lower operating expenses, lower interest expense and lower taxes compared to the same quarter last year.

•Diluted EPS was $1.25. Adjusted diluted EPS was $1.96, 16.0% higher than adjusted diluted EPS in the same quarter last year.

•Adjusted EBITDA was $84.0 million, down 1.5% compared to last year. Adjusted EBITDA margin for the quarter was 30.6%, comparable to adjusted EBITDA margin of 30.6% in the same quarter last year.

Electronic Materials – Revenue was $222.8 million for the quarter, 2.5% higher than revenue in the same quarter last year. Higher revenue in CMP slurries and electronic chemicals more than offset lower revenue in CMP pads. Adjusted EBITDA was $71.4 million, or 32.0% of revenue.

Performance Materials – Revenue was $51.4 million for the quarter, 16.0% lower than revenue in the same quarter last year, driven primarily by a pandemic-related decline in demand for pipeline performance products. Higher revenue in the wood treatment and QED businesses partially offset this impact. Adjusted EBITDA was $22.4 million, or 43.6% of revenue.

Key Financial Information for the Full Fiscal Year 2020

•Revenue was a record $1,116.3 million, 7.6% higher than the revenue reported in the prior year primarily due to the full year impact of the KMG acquisition. Revenue was 1.5% higher compared to the $1,099.7 million pro forma revenue in the fiscal year 2019 primarily due to higher revenue in CMP slurries and wood treatment products.

•Net income was a record $142.8 million, 264.2% higher than the prior year. Adjusted net income was a record $220.8 million, 12.9% higher compared to adjusted net income in the prior year, and

11.3% higher than adjusted pro forma net income last year. The increase compared to adjusted pro forma net income was due primarily to higher revenue, lower operating expenses, and lower interest expense in fiscal year 2020.

•Diluted EPS was a record $4.83, 257.8% higher than the prior year. Adjusted diluted EPS was a record $7.47, 11.0% higher than adjusted diluted EPS in the prior year and 11.2% higher than adjusted pro forma diluted EPS in the prior year.

•Adjusted EBITDA was a record $357.8 million, up 7.3% compared to adjusted EBITDA last year and up 3.6% compared to adjusted pro forma EBITDA in the prior year. Adjusted EBITDA margin was 32.1%, compared to adjusted EBITDA margin of 32.1% and adjusted pro forma EBITDA margin of 31.4% in the prior year.

Guidance for the First Quarter and Full Fiscal Year 2021

With continued uncertainty as to the ongoing macroeconomic environment and the impact of the COVID-19 pandemic on the industries in which the company participates, the company currently expects revenue in the first quarter of fiscal 2021 to be approximately flat to up low single digits compared to the company’s revenue in the fourth quarter. Sequentially, Electronic Materials revenue is expected to be approximately flat to up low single digits and Performance Materials revenue is expected to be approximately flat.

The company currently expects full fiscal year 2021 adjusted EBITDA to be between $358 million and $385 million.

Additional current expectations are provided on slide 9 in the related slide presentation.

RELATED SLIDE PRESENTATION

A slide presentation related to this press release will be available at cmcmaterials.com in the Quarterly Results section of the Investor Relations center at approximately the same time that this press release is issued.

CONFERENCE CALL

CMC Materials’ quarterly earnings conference call will be held at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Thursday, November 12. The conference call will be available via live webcast and replay from the company’s website, cmcmaterials.com, or by phone at (833) 714-0937. Callers outside the U.S. may dial (778) 560-2685. The conference code for the call is 7063856. A transcript of the formal comments made during the conference call will also be available in the Investor Relations section of the company’s website.

ABOUT CMC MATERIALS, INC.

CMC Materials, Inc., headquartered in Aurora, Illinois, is a leading global supplier of consumable materials to semiconductor manufacturers and pipeline companies. The company’s products play a critical role in the production of advanced semiconductor devices, helping to enable the manufacture of smaller, faster and more complex devices by its customers. CMC Materials, Inc. is also a leading provider of performance materials to pipeline operators. The company's mission is to create value by delivering high-performing and innovative solutions that solve its customers’ challenges. The company has approximately 2,100 employees globally. For more information about CMC Materials, Inc., visit www.cmcmaterials.com, or contact Colleen Mumford, Vice President, Communications and Marketing, at 630-499-2600.

USE OF CERTAIN GAAP AND NON-GAAP ADJUSTED FINANCIAL INFORMATION

The company’s financial results are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per share, adjusted EBITDA, adjusted EBITDA margin, free cash flow, and net debt. The company has also presented the following non-GAAP pro forma measures: adjusted pro forma EBITDA, adjusted pro forma EBITDA margin, adjusted pro forma net income and adjusted pro forma diluted earnings per share. Adjusted EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, and excludes certain items that affect comparability from period to period. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The non-GAAP pro forma measures present the results as if the company’s acquisition of KMG Chemicals, Inc. (“KMG”)(“Acquisition”), had been included in the company’s results beginning October 1, 2018 and adjusts for certain items that affect comparability from period to period.

The non-GAAP financial measures provided in this press release is a supplement to, and not a substitute for, the company’s financial results presented in accordance with U.S. GAAP. These non-GAAP financial measures are provided to enhance the investor's understanding about the company's ongoing operations. Specifically, the company believes the impact of the adjustments related to the Acquisition, such as expenses incurred to complete the Acquisition and related integration and acquisition-related amortization expenses, costs of restructuring related to the wood treatment business and related adjustments in fiscal 2020, costs related to the KMG-Bernuth warehouse fire net of insurance recovery, costs incurred in fiscal 2020 related to the COVID-19 pandemic (“Pandemic”) net of grants received, the effects of Tax Cuts and Jobs Act in December 2017 in the United States (“Tax Act”) and the issued final regulations related to the Tax Act, and in fiscal 2019, impact of fair value adjustments to inventory acquired from KMG, are not indicative of its core operating results and thus presents these certain measures excluding these effects. The presentation of non-GAAP financial measures and non-GAAP pro forma measures is not meant to be considered in isolation or as a substitute for results prepared and presented in accordance with U.S. GAAP. Reconciliations of non-GAAP measures to their most comparable GAAP measures are included in the financial statements portion of this press release.

Adjusted EBITDA for the Electronic Materials and Performance Materials segments is presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For these reasons, this measure is excluded from the definition of non-GAAP financial measures under the SEC Regulation G and Item 10(e) of Regulation S-K.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, which address a variety of subjects including, for example, future sales and operating results; growth or contraction, and trends in the industries and markets in which the company participates such as the semiconductor, and oil and gas, industries; the acquisition of, investment in, or collaboration with other entities, including the company’s acquisition of KMG, and the expected benefits and synergies of such acquisitions; divestment or disposition, or cessation of investment in certain, of the company’s businesses; new product introductions; development of new products, technologies and markets; product performance; the financial conditions of the company's customers; the competitive landscape that relates to the company’s business; the company's supply chain; natural disasters; various economic or political factors and international or national events, including related to global public health crises such as the COVID-19 pandemic, and the enactment of trade sanctions, tariffs, or other similar matters; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property or third party intellectual property; environmental, health and safety laws and regulations, and related compliance; the operation of facilities by the company; the company's management; foreign exchange fluctuation; the company's current or future tax rate, including the effects of changes to tax laws in the jurisdictions in which the company operates; cybersecurity threats; financing facilities and related debt, pay off or payment of principal and interest, and compliance with covenants and other terms; and, uses and investment of the company's cash balance, including dividends and share repurchases, which may be suspended, terminated or modified at any time for any reason by the company, based on a variety of factors. Statements that are not historical facts, including statements about CMC Materials’ beliefs, plans and expectations, are forward-looking statements. Such statements are based on current expectations of CMC Materials’ management and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. For information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to CMC Materials’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in CMC Materials’ Annual Report on Form 10-K for the fiscal year ended September 30, 2020 to be filed by November 27, 2020, its Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. Except as required by law, CMC Materials undertakes no obligation to update forward-looking statements made by it to reflect new information, subsequent events or circumstances.

Contact:
Colleen Mumford
Vice President, Communications and Marketing
CMC Materials, Inc.
(630) 499-2600

CMC MATERIALS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited and amounts in thousands, except per share amounts)

	Quarter Ended			Year Ended
	September 30, 2020	June 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Revenue	$274,207	$274,727	$278,645	$1,116,270	$1,037,696
Cost of sales	157,144	152,973	165,535	627,669	595,043
Gross profit	117,063	121,754	113,110	488,601	442,653

Operating expenses:
Research, development and technical	14,105	12,165	12,698	52,311	51,707
Selling, general and administrative	54,576	51,847	50,663	217,071	213,078
Asset impairment charges	2,314	—	67,372	2,314	67,372
Total operating expenses	70,995	64,012	130,733	271,696	332,157

Operating income (loss)	46,068	57,742	(17,623)	216,905	110,496
Interest expense	9,431	10,406	12,703	42,510	45,681
Interest income	81	131	342	670	2,346
Other (expense), net	(110)	(201)	(1,158)	(1,718)	(4,055)
Income (loss) before income taxes	36,608	47,266	(31,142)	173,347	63,106
Provision for income taxes (benefit)	(247)	12,741	(10,899)	30,519	23,891

Net income (loss)	$36,855	$34,525	$(20,243)	$142,828	$39,215

Basic earnings (loss) per share	$1.27	$1.19	$(0.70)	$4.90	$1.37

Diluted earnings (loss) per share	$1.25	$1.17	$(0.70)	$4.83	$1.35

Weighted average basic shares outstanding	29,082	29,079	29,084	29,136	28,571

Weighted average diluted shares outstanding	29,520	29,456	29,084	29,580	29,094

CMC MATERIALS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited and amounts in thousands)

	September 30, 2020	September 30, 2019
ASSETS:

Current assets:
Cash and cash equivalents	$257,354	$188,495
Accounts receivable, net	134,023	146,113
Inventories	159,134	145,278
Prepaid expenses and other current assets	26,558	28,670
Total current assets	577,069	508,556

Property, plant and equipment, net	362,067	276,818
Other long-term assets	1,437,331	1,476,392
Total assets	$2,376,467	$2,261,766

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$49,254	$54,529
Current portion of long-term debt	10,650	13,313
Accrued expenses, income taxes payable and other current liabilities	121,442	103,618
Total current liabilities	181,346	171,460

Long-term debt, net of current portion	910,764	928,463
Other long-term liabilities	210,044	181,466
Total liabilities	1,302,154	1,281,389

Stockholders' equity	1,074,313	980,377
Total liabilities and stockholders' equity	$2,376,467	$2,261,766

CMC MATERIALS, INC.
Unaudited Reconciliation of Certain GAAP Financial Measures to Certain Non-GAAP Financial Measures
(Unaudited and amounts in thousands, except per share and percentage amounts)

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income
	Three Months Ended		Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Net income (loss)	$36,855	$(20,243)	$142,828	$39,215

Amortization of acquisition related intangibles	21,391	16,685	85,550	59,921
Acquisition and integration-related expenses	3,067	1,601	10,852	34,709
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(137)	5,455	1,078	9,905
Net costs related to restructuring of wood treatment business[1]	72	1,530	(216)	1,530
Costs related to Pandemic, net of grants received	500	—	849	—
Charges for fair value write-up of acquired inventory sold	—	—	—	14,869
U.S. tax reform	9	36	47	8,905
Charges related to asset impairment of wood treatment	2,314	67,372	2,314	67,372
Tax effect on adjustments to net income[2]	(6,092)	(22,510)	(22,456)	(40,742)
Adjusted Net income	$57,979	$49,926	$220,846	$195,684

Reconciliation of GAAP Diluted Earnings Per Share to Non-GAAP Adjusted Diluted Earnings Per Share
	Three Months Ended		Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Diluted earnings (loss) per share	$1.25	$(0.70)	$4.83	$1.35
Adjustments (net of tax)[2] :
Amortization of acquisition related intangibles	0.56	0.45	2.26	1.59
Acquisition and integration-related expenses	0.08	0.05	0.28	1.06
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	0.15	0.03	0.26
Net costs related to restructuring of wood treatment business[1]	—	0.04	(0.01)	0.04
Costs related to the Pandemic, net of grants received	0.01	—	0.02	—
Charges for fair value write-up of acquired inventory sold	—	—	—	0.39
Charges related to asset impairment of wood treatment	0.06	1.70	0.06	1.73
U. S tax reform	—	—	—	0.31
Adjusted Diluted earnings per share	$1.96	$1.69	$7.47	$6.73

GAAP diluted common shares outstanding	29,520	29,084	29,580	29,094
Effect of dilutive securities	—	526	—	—
Adjusted diluted common shares outstanding	29,520	29,610	29,580	29,094

Reconciliation of GAAP Revenue to Non-GAAP Adjusted Gross Profit and Gross Margin
	Three Months Ended		Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Revenue	$274,207	$278,645	$1,116,270	$1,037,696
Cost of sales	157,144	165,535	627,669	595,043
Gross profit	$117,063	$113,110	$488,601	$442,653
Gross margin	42.7%	40.6%	43.8%	42.7%

Adjustments:
Amortization of acquisition related intangibles	3,487	3,247	13,552	12,589
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(137)	5,294	1,078	9,494
Net costs related to restructuring of wood treatment business[1]	72	1,530	(216)	1,530
Costs related to the Pandemic, net of grants received	277	—	506	—
Charges for fair value write-up of acquired inventory sold	—	—	—	14,869
Adjusted gross profit	$120,762	$123,181	$503,521	$481,135
Adjusted gross margin	44.0%	44.2%	45.1%	46.4%

Reconciliation of GAAP Operating expenses to Non-GAAP Adjusted Operating expenses
	Three Months Ended		Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Research, development and technical	$14,105	$12,698	$52,311	$51,707
GAAP Selling, general, and administrative	54,576	50,663	217,071	213,078
GAAP Asset impairment charges	2,314	67,372	2,314	67,372
Operating expenses	$70,995	$130,733	$271,696	$332,157
Adjustments[3] :
Amortization of acquisition related intangibles	(17,904)	(13,438)	(71,998)	(47,332)
Acquisition and integration-related expenses	(3,067)	(1,601)	(10,852)	(34,709)
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	—	(161)	—	(411)
Costs related to the Pandemic, net of grants received	(223)	—	(343)	—
Charges related to asset impairment of wood treatment	(2,314)	(67,372)	(2,314)	(67,372)
Adjusted operating expenses	$47,487	$48,161	$186,189	$182,333

Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA and EBITDA Margin

	Three Months Ended		Twelve Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
GAAP Net income (loss)	$36,855	$(20,243)	$142,828	$39,215
Interest expense	9,431	12,703	42,510	45,681
Interest income	(81)	(342)	(670)	(2,346)
Provision for income taxes (benefit)	(247)	(10,899)	30,519	23,891
Depreciation & amortization	32,221	28,116	127,737	98,592
EBITDA	78,179	9,335	342,924	205,033
EBITDA margin	28.5%	3.4%	30.7%	19.8%

Adjustments (pre-tax):
Acquisition and integration-related expenses	3,067	1,601	10,852	34,709
Costs related to KMG-Bernuth warehouse fire, net of insurance recovery	(137)	5,455	1,083	9,905
Net costs related to restructuring of wood treatment business[1]	72	1,530	(221)	1,530
Costs related to the Pandemic, net of grants received	500	—	849	—
Charges for fair value write-up of acquired inventory sold	—	—	—	14,869
Charges related to asset impairment of wood treatment	2,314	67,372	2,314	67,372
Adjusted EBITDA	$83,995	$85,293	$357,801	$333,418
Adjusted EBITDA margin	30.6%	30.6%	32.1%	32.1%

Fiscal Year 2021 Guidance Reconciliation [4]

	Fiscal Year 2021	Fiscal Year 2021
	Low	High
Net income	$142,000	$163,000
Interest expense, net[5]	39,000	39,000
Provision for income taxes[5]	40,000	46,000
Depreciation[5]	52,500	52,500
Amortization	85,000	85,000
Adjusted EBITDA Guidance - Consolidated	$358,500	$385,500

Reconciliation of Cash Flow From Operations to Free Cash Flow

	September 30, 2020	September 30, 2019
Net cash provided by operating activities	$287,284	$174,981
Less: Capital expenditures	125,839	55,972
Free cash flow	$161,445	$119,009

Net cash used in investing activities	$(124,252)	$(1,232,976)

Net cash provided by (used in) financing activities	$(97,656)	$894,432

Reconciliation of GAAP Debt to Net Debt

	September 30, 2020	September 30, 2019
Total short-term and long-term debt	$921,414	$941,776
Less: Cash and cash equivalents	257,354	188,495
Total net debt	$664,060	$753,281

1 Represents adjustments to previously recorded severance liability related to the wood treatment business.
2 Tax effect on the adjustments were calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.
3 All the adjustments are related to the Selling, general and administrative expenses.
4 This is a reconciliation of our indicated full year net income to our adjusted EBITDA. The amounts above may not reflect certain future charges costs and/or gains that are inherently difficult to predict and estimate due to their unknown timing, effect and/or significance, including impairment charges associated with the anticipated closure of our wood treatment business.
5 Amounts represent the mid-point of the current financial guidance provided on November 11, 2020.

SUPPLEMENTAL UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information is presented to illustrate the estimated effects of the company’s acquisition of KMG (the “Acquisition”), which was consummated on November 15, 2018 (the “Acquisition Date”), based on the historical results of operations of CMC Materials and KMG. The following Unaudited Pro Forma Condensed Combined Statements of Income for the twelve months ended September 30, 2019 are based on the historical financial statements of CMC Materials and KMG after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to these Unaudited Pro Forma Condensed Combined Statements of Income.

The historical CMC Materials Consolidated Statement of Income for the twelve months ended September 30, 2019 was based upon and should be read in conjunction with, the CMC Materials historical audited consolidated financial statements and accompanying notes as of and for the year ended September 30, 2019 included in CMC Materials Annual Report on Form 10-K filed on November 27, 2019. The historical KMG Consolidated Statements of Income for the twelve months ended September 30, 2019 includes information derived from KMG’s books and records. Prior to the Acquisition, KMG was on a July 31st fiscal year end reporting cycle. These pro forma financials include KMG’s actual pre-acquisition results with the months aligned to CMC Materials’ fiscal periods, and therefore, they do not align with consolidated financial statements included in KMG’s Quarterly or Annual Reports on Form 10-Q or 10-K.

The Unaudited Pro Forma Condensed Combined Statements of Income are presented as if the Acquisition had been consummated on October 1, 2017, the first business day of our 2018 fiscal year, and combine the historical results of CMC Materials and KMG, which is consistent with internal management reporting, after primarily giving effect to the following assumptions and adjustments:
• Application of the acquisition method of accounting;
• Elimination of transaction costs incurred in connection with the Acquisition;
• Adjustments to reflect the new financing arrangements entered into and legacy financing arrangements retired in connection with the Acquisition;
• The exchange of 0.2000 share(s) of Cabot Microelectronics common stock for each share of KMG common stock; and
• Conformance of accounting policies.

The Unaudited Pro Forma Condensed Combined Financial Information was prepared using the acquisition method of accounting, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the completion of the acquisition. We utilized estimated fair values at the Acquisition Date to allocate the total consideration exchanged to the net tangible and intangible assets acquired and liabilities assumed. This allocation was completed in the first quarter of fiscal year 2020.

The Unaudited Pro Forma Condensed Combined financial information has been prepared on the basis of SEC Regulation S-X Article 11 and is not necessarily indicative of the results of operations that would have been realized had the transactions been completed as of the dates indicated, nor are they meant to be indicative of our anticipated combined future results. In addition, the accompanying Unaudited Pro Forma Condensed Combined Statements of Income do not reflect any additional anticipated synergies, operating efficiencies, cost savings, or any integration costs that may result from the Acquisition.

The historical consolidated financial information has been adjusted in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income to give effect to unaudited pro forma events that are (1) directly attributable to the transaction, (2) factually supportable and (3) are expected to have a continuing impact on the results of operations of the combined company. As a result, under SEC Regulation S-X Article 11, certain non-recurring expenses such as deal costs and compensation expenses related to severance or accelerated stock compensation and certain non-cash costs related to the fair value step-up of inventory are eliminated from pro forma results in the periods presented. Certain recurring historical KMG expenses related to depreciation, amortization, financing costs and costs of sales have been adjusted as if the Acquisition had occurred on October 1, 2017.

The Unaudited Pro Forma Condensed Combined Financial Information, including the related notes included herein, should be read in conjunction with CMC Materials’ Current Report on Form 8-K/A filed on January 30, 2019, as well as our consolidated financial statements included in this release and the historical consolidated financial statements and related notes of CMC Materials and KMG, which are available to the public at the SEC’s website at www.sec.gov.

CMC Materials, Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
For the Year Ended September 30, 2019
(in thousands, except per share data)

	CMC Materials	KMG Chemicals (1)
	Year Ended September 30, 2019	October 1, 2018 to November 14, 2018	Presentation Reclassification (2)	Pro Forma Adjustments (3)	Pro Forma Combined

Revenue	$1,037,696	$61,978	$—	$—	$1,099,674
Cost of sales	595,043	36,534	4,741	(13,015)	623,303
Gross profit	442,653	25,444	(4,741)	13,015	476,371
Operating expenses:
Distribution expenses	—	4,741	(4,741)	—	—
Research, development and technical	51,707	—	—	—	51,707
Selling, general and administrative expenses	213,078	40,504	—	(31,824)	221,758
Amortization of intangibles	—	1,943	—	(1,943)	—
Asset impairment charges	67,372	—	—	(16,186)	51,186
Total operating expenses	332,157	47,188	(4,741)	(49,953)	324,651
Operating income (loss)	110,496	(21,744)	—	62,968	151,720
Interest expense	45,681	8,537	—	(475)	53,743
Interest income	2,346	51	—	—	2,397
Derivative fair value gain	—	567	—	(567)	—
Other (expense), net	(4,055)	(258)	—	—	(4,313)
Income (loss) before income taxes	63,106	(29,921)	—	62,876	96,061
Provision for income taxes (benefit)	23,891	(3,722)	—	6,219	26,388
Net income (loss)	$39,215	$(26,199)	$—	$56,657	$69,673

Basic earnings per share	$1.37				$2.40

Weighted average basic shares outstanding	28,571				28,979

Diluted earnings per share	$1.35				$2.36

Weighted average diluted shares outstanding	29,094				29,502
1 KMG results that occurred prior to the Acquisition on November 15, 2018.
2 Represents the reclassification of KMG distribution expenses from operating expenses to cost of sales, in order to conform with CMC Material’s accounting policies.
3 Certain pro forma adjustments related to depreciation, amortization, financing costs and costs of sales have been made for the October 1, 2018 to September 30, 2019 period assuming that the Acquisition occurred on October 1, 2017. Additionally, nonrecurring pro forma adjustments have been made for deal costs, compensation expenses related to severance or accelerated stock compensation, and the fair value step-up of inventory directly attributable throughout the twelve-month period.

CMC Materials, Inc.
Summary of Unaudited Pro Forma Adjustments

(in thousands)	Year Ended September 30, 2019
Impact to cost of sales:
Depreciation and amortization, net(a)	$1,855
Inventory step-up(b)	(14,870)
Impact to cost of sales	$(13,015)

Impact to operating expense:
Depreciation and amortization step up(a)	30,689
Asset impairment true up(c)	(16,186)
Compensation expense(d)	(38,099)
Deal costs(e)	(24,414)
Historical KMG amortization in other operating expenses removal(a)	(1,943)
Impact to operating expense	$(49,953)

Derivative fair value gain(f)	(567)

Interest expense(g)	(475)
Adjustments included in the accompanying Unaudited Pro Forma Condensed Combined Statements of Income are as follows:

a.Depreciation and amortization expense are adjusted by removing depreciation and amortization associated with legacy KMG assets and assigning a pro forma expense based on the fair value of the assets on the date of the Acquisition. For periods after the date of the Acquisition, there is no pro forma adjustment for Depreciation and actual booked depreciation is reflected on a straight-line basis. Depreciation costs are allocated to costs of sales and selling, general and administrative expenses based on historical KMG allocations. Amortization costs are allocated to costs of sales or selling, general and administrative expense based on the use of the asset, where applicable.
b.Cost of sales is impacted by increased inventory balance caused by the non-cash impact of the step up to fair value of the inventory. The incremental costs of sales driven by the inventory step-up during the period have been removed.
c.During the fiscal year ended September 30, 2019, an impairment charge in the amount of $67.4 million was incurred related to the Wood Treatment business, which was acquired from KMG. While still within the one-year remeasurement period after the Acquisition Date, it was determined that the facts and circumstances that triggered the impairment were not known, or could have been reasonably known, at the time of the transaction. Further, it was determined that the impairment charge was not directly attributable to the transaction and therefore, would not be wholly removed for purposes of pro forma reporting. Since the impairment charge taken for September 2019 reported results was based on the actual Acquisition Date while the pro forma financials are based upon an October 1, 2017 acquisition date, the pro forma adjustment of $16.2 million to reduce the impairment charge to $51.2 million for pro forma results is required. This adjustment reflects the difference between amortization and depreciation expense recognized post-acquisition from the earlier pro forma acquisition date vs. the amortization and depreciation expense recognized in reported results from the actual Acquisition Date. The impairment adjustment is tax effected at 25.3%, which considers the taxing jurisdictions where the impaired assets are held (United States and Mexico) and the period for which the impairment is deemed to have occurred (the twelve months ended September 30, 2019).
d.Directly attributable and non-recurring compensation expense related to non-recurring retention expenses and stock award vesting directly attributable to the Acquisition are removed for pro forma purposes. For KMG stock awards that were replaced by CMC Material stock awards in connection with the Acquisition, the vesting for on-going service expenses are added as a pro forma adjustment.
e.The elimination of non-recurring deal costs incurred in connection with the Acquisition.
f.As a result of the Acquisition, there were non-recurring costs incurred by KMG as a result of retiring old debt. The costs associated with retiring the old debt facility and other financial instruments are removed for pro forma purposes. These instruments were retired as a result of the Acquisition and are not included in the pro forma results, which are presented as if the Acquisition had occurred on October 1, 2017.
g.Changes in interest expense as a result of financing associated with the Acquisition. The adjustments remove legacy KMG interest costs, including unused revolver fees and adds the costs associated with the new financing facilities as if the Acquisition occurred on October 1, 2017. The calculation of interest expense considers the changing LIBOR rate and uses monthly period end averages from October 1, 2017 to September 30, 2019.

We calculated the income tax effect of the pro forma adjustments using a 21.4% tax rate, which represents the weighted average statutory tax rate for the year ended September 30, 2019.

We calculated the unaudited pro forma weighted average number of diluted shares outstanding by adding the number of shares issued in the Acquisition to the amount disclosed in the historical CMC Quarterly and Annual Reports on Form 10-Q and 10-K. The basic and diluted EPS calculation takes pro forma net income divided by the applicable number of shares outstanding.

Reconciliation of Pro Forma and Non-GAAP Adjusted Pro Forma Information
The company reports its financial results in accordance with U.S. GAAP and pro forma information in accordance with SEC Regulation S-X Article 11.  However, management believes that certain non-GAAP financial measures that reflect the way that management evaluates the business may provide investors with additional information regarding the company’s results, trends and ongoing performance on a comparable basis.  These measures, referred to as, “adjusted pro forma”, begin with pro forma results that are prepared in accordance with SEC Regulation S-X Article 11 and are then adjusted for the following additional items:
•Removal of amortization of acquisition related intangibles, since management believes that these costs are not indicative of the company’s core operating performance.
•Removal of integration expenses.
•Adjustment for U.S. Tax Reform, which represents a significant item affecting comparability among periods.
•Removal of certain costs related to a warehouse fire at KMG-Bernuth and the restructuring and asset impairment charges of wood treatment business.
Reconciliations for these items are provided below. Amounts in thousands, except per share and percentage amounts.

Unaudited Reconciliation of Pro Forma Net Income to Non-GAAP Adjusted Pro Forma Net Income

Twelve Months Ended
September 30, 2019
Pro forma net income	$69,673
Adjustments (net of tax):
Amortization of acquisition related intangibles	70,913
Integration expenses	1,913
Costs related to KMG-Bernuth warehouse fire	7,683
Costs related to restructuring of wood treatment business	1,075
Charges related to asset impairment of wood treatment business	38,215
U. S tax reform	8,905
Adjusted pro forma net income	$198,377

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma Gross Profit and Gross Margin

	Twelve Months Ended
	September 30, 2019
Pro forma revenue	$1,099,674
Cost of sales	623,303
Gross profit and gross margin	476,371	43.3%
Adjustments:
Amortization of acquisition related intangibles	13,879	1.3%
Costs related to KMG-Bernuth warehouse fire	9,494	0.9%
Costs related to restructuring of wood treatment business	1,530	0.1%
Adjusted pro forma gross profit and adjusted gross margin	$501,274	45.6%

Unaudited Reconciliation of Pro Forma Diluted Earnings (Loss) Per Share to Non-GAAP Adjusted Pro Forma Diluted Earnings Per Share
Twelve Months Ended
September 30, 2019
Pro forma diluted earnings per share	$2.36
Adjustments (net of tax)[1]:
Amortization of acquisition related intangibles	2.40
Integration expenses	0.06
Costs related to KMG-Bernuth warehouse fire	0.26
Costs related to restructuring of wood treatment business	0.04
Charges related to asset impairment of wood treatment business	1.30
U. S tax reform	0.30
Adjusted pro forma diluted earnings per share	$6.72
1 Tax effect on the adjustments was calculated using the U.S. Federal and state blended tax rate for the respective periods as the related adjustments are mainly U.S. driven.

Unaudited Reconciliation of Pro Forma Revenue to Non-GAAP Adjusted Pro Forma EBITDA and EBITDA Margin

	Twelve Months Ended
	September 30, 2019
Pro forma net income	$69,673
Interest expense	53,743
Interest income	(2,397)
Depreciation and amortization	132,942
Provision for income taxes	26,388
Pro forma EBITDA and EBITDA margin	280,349	25.5%
Adjustments (pre-tax):
Integration expenses	2,465	0.2%
Costs related to KMG-Bernuth warehouse fire	9,905	0.9%
Costs related to restructuring of wood treatment business	1,530	0.1%
Charges related to asset impairment of wood treatment business	51,186	4.7%
Adjusted pro forma EBITDA and EBITDA margin	$345,435	31.4%